UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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LEE ENTERPRISES, INCORPORATED
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC. MNG INVESTMENT HOLDINGS, LLC STRATEGIC INVESTMENT OPPORTUNITIES LLC ALDEN GLOBAL CAPITAL LLC HEATH FREEMAN COLLEEN BROWN JOHN ZIESER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Strategic Investment Opportunities LLC (“Opportunities”), together with the other participants named herein (collectively, the “Stockholder Group”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”).

On February 3, 2022, the Stockholder Group issued the following press release:

Alden Global Capital, LLC (Together with Its Affiliates), Issued the Following Statement Regarding Lee Enterprises

February 03, 2022 10:32 AM Eastern Standard Time

WEST PALM BEACH, Fla.--(BUSINESS WIRE)--Lee's disappointing results and 2022 guidance continue to demonstrate the need for a new strategy and new leadership that prioritizes readers and local journalism. When Lee acquired the Berkshire newspapers in February 2020, they guided towards Pro-Forma Revenue of ~$922mm and Pro-Forma Adj. EBITDA of ~$171mm. The Lee Board is now guiding to a Fiscal Year 22 Adj. EBITDA of $95-98mm. Not only is Fiscal Year 22 Adj. EBITDA a miss of ~$74mm, down a whopping 43% vs. the February 2020 Plan, but Lee’s standalone Adj. EBITDA excluding the Berkshire acquisition is also ~$17mm or 15% below Lee's Adj. EBITDA prior to the Berkshire acquisition of $113.5mm. Just as concerning is Lee’s LTM Revenue performance of $785mm which is down ~$137mm or ~15% vs. the February 2020 Plan.

Up until the Berkshire acquisition, Lee was proud of their industry leading operating margins between 21-24%, and shamed the rest of the industry for their 11.6% margins as referenced in their presentation at Lee’s 2020 Annual Meeting of Stockholders. Now after the inept integration of the Berkshire newspapers, they are distracting shareholders and spinning their awful operating performance as compared to how they operated and performed pre-Berkshire acquisition. Clearly the board of Lee has overseen an extremely disappointing integration of the Berkshire acquisition that continue to demonstrate the need for a new strategy and new leadership focused on results rather than the board enriching themselves.

Note: Adj. EBITDA of ~$171mm calculated as $158.7mm of pre-synergies EBITDA plus $20mm of cost synergies less $8mm annual lease payment related to Berkshire transaction, as shown in the February 2020 Plan.

Contacts

Investors
Innisfree M&A Incorporated
Scott Winter / Jonathan Salzberger / Gabrielle Wolf
(212) 750-5833

Media
Cameron Gurley
(646) 660-8642
cameron@goldin.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Alden Global Capital, LLC, together with the other participants named herein (collectively the “Stockholder Group”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Lee Enterprises, Incorporated (the “Company”).

THE STOCKHOLDER GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Strategic Investment Opportunities LLC (“Opportunities”), MNG Enterprises, Inc. (“MNG Enterprises”), MNG Investment Holdings, LLC (“MNG Holdings”), Alden Global Capital LLC (“Alden”), Heath Freeman, Colleen Brown and John Zieser.

As of the date hereof, Opportunities directly beneficially owns 371,117 shares of Common Stock. MNG Holdings, as the managing member of Opportunities, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities. MNG Enterprises, as the sole member of MNG Holdings, may be deemed the beneficial holder of the 371,117 shares of Common Stock owned directly by Opportunities. Alden, as the investment manager of funds that collectively hold a majority voting interest in MNG Enterprises, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities. Mr. Freeman, as the President of Alden, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities. Neither Ms. Brown nor Mr. Zieser beneficially own any shares of Common Stock.